Exhibit 10.40
NON-COMPETITION AGREEMENT

    This NON-COMPETITION AGREEMENT (“Agreement”) is entered into, effective as of October 31, 2025 (“Effective Date”), by and between TOMPKINS FINANCIAL CORPORATION, a New York business corporation (“Company”), and DAVID S. BOYCE, a natural person having an address at [address] (“Executive”).

RECITALS:

    WHEREAS, Executive, while an employee of Tompkins Insurance Agencies, Inc. (“TIA”), received awards of restricted stock units (“Awards”) under the 2019 Tompkins Financial Corporation Equity Incentive Plan (as amended, the “Plan”), which Awards were memorialized in certain Performance Share Award Agreements dated as of November 9, 2022, November 9, 2023 and November 12, 2024 (individually and collectively, the “Award Agreement”); and

    WHEREAS, effective as of October 31, 2025 (“Retirement Date”), Executive’s employment with the TIA terminated, which termination qualified as “Retirement,” as that term is defined by the Plan; and

    WHEREAS, as of the Retirement Date, Executive was an “Eligible Retiree” under the Award Agreement;

WHEREAS the Award Agreement provides that an Eligible Retiree remains eligible to vest in the shares granted under the Award Agreement if the Eligible Retiree “agrees in writing not to compete with the Company during the three-year period following the Retirement Date; and

    WHEREAS, Executive and Company desire to satisfy the additional vesting requirement described above and more specifically in Section 5 of the Award Agreement;

    NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby agree as follows:

1.Non-Competition.

(a)During the Restricted Period, Executive agrees that Executive shall not engage in any Prohibited Activity within the Restricted Territory or directed at a Person located or engaging in activity within the Restricted Territory.

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(b)Executive represents and warrants to Company that, during the period commencing on the Retirement Date and ending on the day immediately preceding the Effective Date, Executive has not engaged in any Prohibited Activity within the Restricted Territory.

2.Acknowledgements by Executive. Executive acknowledges that:

(a)during Executive’s employment with TIA, Executive was a key member of the executive leadership team of Company who provided services to the Company Group which were of a unique, special, or extraordinary nature, and who acquired insight and information on the Company Group’s activities, operations, strategies, and objectives which are and/or were of a highly sensitive nature, and that the foregoing would make any Prohibited Activity by Executive likely to cause serious competitive harm to the Company Group;

(b)Executive’s entry into this Agreement is entirely voluntary, that Executive has had ample opportunity to review this Agreement with Executive’s legal and other advisors, and that Executive understood, when entering into this Agreement, and understands that Executive was, prior to entering into this Agreement, free to choose to forego benefits under the Award Agreement in lieu of agreeing to become bound by this Agreement; and

(c)any stock or other benefit to which Executive may become entitled under the Plan or the Award Agreement remains, in all respects, subject to the satisfaction of any conditions thereto as may be set forth in the Plan and/or the Award Agreement, including, without limitation, meeting Performance Goals for the applicable Performance Period.

3.Remedies.

(a)In the event of any actual breach of this Agreement by Executive, Executive agrees that Executive’s rights to any portion of the Award that has not been paid to Executive prior to the date of such breach shall be immediately forfeited, and all of Executive’s other rights under the Award Agreement and the Plan shall immediately terminate, in each case without the necessity of Company providing any notice to Executive or taking any other action with respect to the same.

(b)In the event of any actual or threatened breach of this Agreement by Executive of any provision of this Agreement, Executive agrees that Company shall be entitled to temporary, preliminary, and permanent injunctive and other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of proving actual damages or that monetary damages would not afford Company an adequate remedy, and without the necessity of posting any bond or other security. Company shall be further entitled to reimbursement from Executive of all of Company’s reasonable legal fees and disbursements and other collection costs as Company and the other members of the Company Group incur in enforcing this Agreement in the event of a breach hereof by Executive.

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(c)The remedies described in this Section shall be in addition to and not in lieu of any other right or remedy as may be available under this Agreement, under any other agreement between Executive and Company, or under applicable law.

4.No Guaranty of Benefits. Nothing in this Agreement is intended to or shall be construed as constituting any guarantee that Executive shall receive all or any portion of the Award or receive any other compensation under the Award Agreement or the Plan, all of which shall remain subject to and governed by the applicable terms and conditions of the Award Agreement and the Plan.

5.Definitions.

(a)The following terms, when capitalized, shall have the meanings given them by this Section:

“Company Group” means the Company and its subsidiaries and other corporate affiliates and their respective successors and assigns.

“Prohibited Activity” is an activity in which the Executive, directly or indirectly (i) comes to own, manage, operate, control, provide services to, be employed by or participate in the ownership, management, operation or control of, or be connected in any other manner with, any business (but which shall exclude Executive’s ownership of less than 1% of any class of equity or debt security of a publicly-traded financial services business) which, in the judgment of the Committee, is in substantial competition with the Company Group; (ii) solicits a customer of any member of the Company Group to reduce or stop doing business with any member of the Company Group, or initiates any customer contact, for any reason, except for social contact with customers with whom Executive has a long-standing social or familial relationship, and such contact leads to the loss of business or business opportunities by a member of the Company Group; or (iii) solicits an employee of a member of the Company Group to leave such employment, or offers employment to an employee of a member of the Company Group, or initiates any employee contact, for any reason, except for social contact with employees with whom Executive has a long-standing social or familial relationship, and such contact leads to a member of the Company’s Group losing such employee’s services.

“Restricted Territory” means any location within twenty-five (25) miles of any office or other location of any member of the Company Group.

“Restricted Period” means the period commencing on the Effective Date and ending on the third (3rd) anniversary of the Retirement Date.

(b)Capitalized terms but not otherwise defined in this Agreement shall have the meanings given them by the Plan.

6.Notices. All notices, elections, offers, acceptances, demands, consents, approvals, communications and reports (each, a “Notice”) provided for in this Agreement or given in

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connection with this Agreement shall be in writing and shall be given to the intended recipient at its addresses set forth below or at such other address the intended recipient may hereafter specify in writing given in accordance with this Section not less than five (5) business days prior to the giving of any notice under this Agreement:

(a)Company:

Tompkins Financial Corporation
Attention: Stacie Mastin
118 East Seneca Street
Ithaca, New York 14850
Email: smastin@tompkinsfinancial.com

(b)    Executive:

David S. Boyce
[address]
Email: [email]

Notices shall be either (i) personally delivered, (ii) sent by a nationally recognized overnight courier delivery service, (iii) mailed by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office, or (iv) sent via electronic mail with confirmation of receipt requested. If personally delivered, then a Notice shall be effective when received as evidenced by affidavit of the Person making such delivery; if sent by overnight courier delivery service then a Notice shall be deemed to have been received by the addressee on the next business day following the date so sent; if mailed, then a Notice shall be deemed to have been received by the addressee on the date received as evidenced by the return receipt; and if sent via electronic mail, then a Notice shall be deemed to have been received when received by the addressee, with the burden of proving receipt to be borne by the sender. The inability to make delivery because of changed address of which no Notice was given or by reason of rejection or refusal to accept delivery of any Notice shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

7.Successors and Assigns. Company may assign this Agreement to any member of Company Group or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of each member of the Company Group and their respective permitted successors and assigns. Executive may not assign this Agreement or any part hereof. Any assignment or attempted assignment by Executive of any right or obligation under this Agreement shall be void ab initio.

8.Governing Law; Dispute Resolution. This Agreement and any dispute arising out of this Agreement or its subject matter shall be, as applicable, governed by and construed in accordance with the laws of the State of New York, determined without regard for conflict of

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laws principles. Any dispute arising out of this Agreement or its subject matter shall be resolved by litigation in the courts of the State of New York situate in Tompkins County, which courts shall have exclusive jurisdiction over any such dispute. Company and Executive hereby agree to the jurisdiction of and the laying of venue in such courts to waive any objection they may now or in the future have to the same and consent to worldwide service of process by any means permitted under the laws of the State of New York or the laws of the jurisdiction in which process is served.

9.Entire Agreement. This Agreement, together with the Award Agreement and the Plan, constitutes the entire, integrated agreement between Executive and Company with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.
10.Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Executive and by a duly authorized officer of Company. No waiver by either party to this Agreement of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

11.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties to this Agreement with any such modification to become a part hereof and treated as though originally set forth in this Agreement. Executive and Company agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, by adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of Executive and Company as embodied herein to the maximum extent permitted by law. In the event that one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect or to any degree, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided in the preceding portions of this Section, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

12.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

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13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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    IN WITNESS WHEREOF, the undersigned have caused this Noncompetition Agreement to be duly executed and delivered as of the date first set forth above.

COMPANY:                     TOMPKINS FINANCIAL CORPORATION

                            By: /s/ Stacie Mastin
                                Name: Stacie Mastin
                                Title: Human Resources Director

EXECUTIVE:          /s/ David S. Boyce
                            David S. Boyce

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